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                                   EXHIBIT 21

                          TRANSTECHNOLOGY CORPORATION

                          SUBSIDIARIES OF THE COMPANY

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                OF TRANSTECHNOLOGY CORPORATION AS OF MAY 30,1996

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                                                                               Jurisdiction of
                                                                               Incorporation
                                                                               -------------

Anderton (Predecessors) Limited (formerly Anderton International Ltd.)         England
Anderton International Limited (formerly TTUK Acquisition Co. Ltd.)            England
Electronic Connections and Assemblies, Inc.                                    Delaware
Industrial Retaining Ring Company                                              New Jersey
Palnut Fasteners, Inc.                                                         Delaware
Rancho TransTechnology Corporation                                             California
Retainers, Inc.                                                                New Jersey
Seeger Inc. DBA Seeger of New Jersey Company                                   Delaware
Seeger-Orbis Beteiligungsgesellschaft mbH                                      Germany
Seeger-Orbis GmbH & Co. OHG                                                    Germany
Seeger Reno Industria e Comercio Ltd.                                          Brazilian
SSP Industries                                                                 California
SSP International Sales, Inc.                                                  California
TransTechnology Acquisition Corporation                                        Delaware
TransTechnology Australasia Pty. Ltd.                                          Australia
TransTechnology (Europe) Ltd.                                                  England
TransTechnology International Corporation                                      Virgin Islands
TransTechnology Seeger Inc.                                                    Delaware
TransTechnology Seeger-Orbis GmbH                                              Germany
TransTechnology Systems & Services, Inc.                                       Michigan
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